EXHIBIT 99.2

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

PARTICIPANTS

Corporate Participants

Lisa B. Elkin – VP-Marketing, Investor Relations & Communications
Robert C. Paul – Chief Executive Officer & Director
Joseph R. Angileri – President & Chief Operating Officer
Laura Lawson Fournier – Chief Financial Officer, Treasurer & Executive VP

Other Participants

S. Kirk Materne – Analyst, Evercore Partners (Securities)
Aaron M. Schwartz – Analyst, Jefferies & Co., Inc.
Derrick Wood – Analyst, Susquehanna Financial Group LLP
Ryan M. MacDonald – Analyst, Northland Securities, Inc.

MANAGEMENT DISCUSSION SECTION

Operator:  Welcome to the Compuware Corporation Third Quarter Results Conference Call. At the request of Compuware, this conference is being recorded for instant replay purposes.

At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Senior Vice President of Communications and Investor Relations for Compuware. Ms. Elkin, you may begin.

Lisa B. Elkin, VP-Marketing, Investor Relations & Communications

Thank you very much, Doug, and good afternoon, ladies and gentlemen. With me this afternoon are Bob Paul, Chief Executive Officer; Joe Angileri, President and Chief Operating Officer and Laura Fournier, Executive Vice President and Chief Financial Officer.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

I will now turn the call over to Bob, who will provide a summary of the quarter’s results. Joe will then highlight business unit operating results, followed by Laura, who will discuss key financial information. We will then open the call to your questions. Bob?

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Robert C. Paul, Chief Executive Officer & Director

Thank you, Lisa, and good afternoon, all. We delivered strong results for the third quarter of 2013, with earnings increasing to $0.12 per share, compared to $0.10 in the third quarter of 2012. This $0.12 includes approximately $0.01 also of EPS related to certain one-time charges.

In terms of revenue, we generated $257.9 million in third quarter 2013 revenues, an increase of 2% year-over-year. We are pleased to report that our growth businesses in particular delivered revenue growth year-over-year, with Covisint growing 28% and APM growing 18% year-over-year. The strength of our growth businesses and more consistent execution are driving these results and positioning us for strong performance going forward.

Today, I want to start by highlighting the progress we are making in our transition towards higher growth areas, before discussing the performance of each business. Joe and Laura will review the operating metrics and financials.

As most of you know, we are gaining momentum in the transformation of our company. That was started several years ago to drive profitable growth and deliver value to shareholders by moving more momentum to higher growth market-leading capabilities. The last few years have been about investment in innovation, and it is beginning to pay off. Today more than 40% of our total revenues come from these higher growth businesses, which is a dramatic improvement over the prior years. Next fiscal year, we will easily surpass the 50% mark.

As a result, we are currently a leader in growth market sectors, with a narrowed and defined focus on select categories where we can continue to exert leadership and leverage our competitive advantages. We’ve a highly differentiated competitive position, which was further strengthened by successful acquisitions and is driving market share gains in APM. And we are an emerging leader in the fast-growing cloud computing and SaaS categories. While we have had some post acquisition operational challenges, we have confronted those issues head on and are seeing strong results. My charge is to continue to drive accelerated improvements in margins through both revenue growth as well as cost-cutting initiatives.

Our APM business helped drive our strong performance this quarter. The business delivered 18% year-over-year growth and almost 27% compared to the second quarter. This was driven by the strength of the enterprise licensing business, which is almost up 40% year-over-year and 89% sequentially. APM had an $8 million positive contribution margin this quarter, representing an $18 million increase year-over-year. dynaTrace is performing well beyond our expectations and the Gomez SaaS business was up 4%. While this is modest growth for Gomez, this is an area of intense focus by our leadership team and you should expect improvement in coming quarters.

This quarter we witnessed a replacement of legacy vendors at an accelerated pace and our momentum in winning new business continued with significant customer additions. We are not only taking market share away from the large systems management companies, we are beating the smaller players with our integrated solution offerings. These types of solutions, which require a simple set-up, deliver rapid return on investment and enhance the entire application delivery chain, are driving the re-definition of how our customers approach APM.

Our customers on a broader marketplace continue to express enthusiasm regarding our Compuware APM solutions, as well as our APM Innovations, which include Outage Tracker, Outage Analyzer, new Big Data Solutions, a new Mobile WebKit and a new native Mobile ADK. Not to mention APM for Mainframe, which I’ll review later in the discussion. All these new offerings provide greater differentiation, more value and access to new markets.

Overall, our improved operational performance in APM reflects our success in gaining market share and translating our robust pipeline into new business in North America and Europe. Year-over-year growth in APM North America was 21%, fueled by a 65% increase in year-over-year license revenue. Sales cycles for our APM Solutions continued to shorten, resulting in an increased number of deals opening and closing within the quarter.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Faced with the challenges of EMEA last quarter, we moved with urgency to correct the execution issues. As a result, we delivered strong, solid results across our geographic mix with a strong contribution from EMEA. The region bounced back in the third quarter with a year-over-year APM revenue increase of 15%, buoyed by a 20% increase in license revenue from the prior year. This represented a 58% increase in total revenue and a 282% increase in license revenue sequentially.

Covisint again delivered strong revenue growth in the third quarter with solid performance in all industry segments, and more than 28% year-over-year total revenue growth. Contribution margin in this business was more than 9% in Q3. As I said last quarter, building Covisint is about achieving predictable, consistent growth and recurring revenue. This continued focus on driving new recurring subscription business is paying off. To put Covisint’s performance in perspective, in the first three quarters of 2013, annualized recurring revenue commitments were approximately double the commitments obtained in prior years.

Covisint’s Healthcare segment accelerated with 30% growth year-over-year. We continue to see traction with a shift to outcomes-based reimbursement models, which has been driving the demand for health information exchange and the sharing of patient data. In Q3, we’ll continue to see growth for the Accountable Care Organization or ACO initiatives with new deals in Maryland and Pennsylvania. We’re also seeing growth around the National Health Information Network’s direct messaging standard, a secure digital mailbox that Covisint has the capability to provide for every healthcare professional in the country.

In Automotive, we saw strength in consumer-facing initiative as the connectivity needs of today’s connected owner continue to shift the way auto manufacturers engage with their customers.

In Q3 we signed a multi-phase, long-term recurring deal with Hyundai, which will use the Covisint cloud engagement platform to deliver a comprehensive, connected ownership experience for its consumers across web properties, mobile devices, and within the vehicle.

We also experienced increased volume and velocity in pre-sales activities, like RFIs and proof-of-concepts around our cloud engagement platform. These activities are driven by new business initiatives, organizations are pursuing to better engage with partners, suppliers and customers within the new social, mobile and cloud revolution.

We are aggressively building a differentiated position for ourselves in this space. New Q3 enterprise customers include the Blue Cross Blue Shield Association, which plans to offer its member companies nationwide access to a unified cloud platform. Cloud-based enterprise agreement is an emerging and rapidly growing category with limited competition at this point in time, representing a tremendous opportunity for us.

In December of 2012, we submitted a draft registration statement to the SEC for a possible initial public offering of the Covisint business. The proposed strategic separation of Covisint will allow for more focused execution, an allocation of resources, and is intended to give the business greater flexibility to pursue strategic opportunities to increase the company’s visibility in the marketplace. We are continuing our work on this front and will provide you with an update once we have more information.

We have stabilized the Mainframe business, which grew 17% quarter-over-quarter. Mainframe continues to generate significant revenue and cash flow to fund investments and innovation in our other growth businesses. The introduction of our new product APM for Mainframe, which we market as PurePath z/OS, is our most exciting new Mainframe product introduction in over a decade. It gives us a formidable differentiator to successfully compete and grow market share.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

PurePath for z/OS, which went GA at the end of November, is showing strong potential with several early deals already completed. Combining Strobe and dynaTrace technology on the Mainframe, PurePath for z/OS gives our customers the unprecedented insight they need into the growing demand that mobile and web transactions are placing on the Mainframe. We expect PurePath for z/OS to meaningfully contribute to our Mainframe earnings in the fiscal year 2014.

In summary, we are pleased with our performance this quarter, which reflected strong revenue growth and increasing margins. Our continued expectation is to achieve $0.60 EPS for fiscal year 2013, excluding charges related to the Elliott proposal, which I’ll address at the end of this call.

Looking forward, we are on track for our growth businesses to surpass our Mainframe business as a leading revenue driver for Compuware. Overall, we are encouraged with top line growth and continue to focus on improving execution, cutting costs, and delivering next-generation market-leading solutions.

Now, let me turn it over to Joe.

Joseph R. Angileri, President & Chief Operating Officer

Thanks, Bob. Let me just clarify a point that you said. Our continued expectation is to achieve $0.36 EPS for fiscal 2013, excluding charges related to the Elliott proposal, which Bob will address a little later. So, I’ll provide a deeper look into the business unit results.

As Bob highlighted, the APM business had a strong quarter with total revenues of $85 million, up 18% year-over-year and 27% sequentially. APM software license fees for the quarter were $34 million, up 39% year-over-year and 89% sequentially. The strong growth in software license fees was led by a continued hot North American market, at 65% year-over-year improvement. Europe recovered nicely from a weak second quarter where we saw a 53% contraction turn into a third quarter growth rate of 20% year-over-year and 282% growth sequentially.

APM subscription fees for the quarter were $20 million, up 4% year-over-year and 3% sequentially. APM operating expenses for the quarter were $76.8 million, down approximately 6.5% year-over-year. APM’s contribution margin for the quarter was $8.3 million or 10%, compared to a loss of $10 million or negative 14% during the same period last year.

It’s clear that Q3 was a very important milestone for APM. As projected, APM turned the corner and generated a positive contribution margin for the first time since we’ve been running our business units separating operating units. APM has improved its overall contribution margin year-to-date by $37 million over the same period last year. We expect APM to continue showing a positive contribution margin in Q4 and for the fiscal year. It’s clear that our efforts to grow this business while improving profitability are working.

The Covisint business unit also had a very good quarter with total revenues of $24 million, up approximately 28% year-over-year and 16% sequentially. Covisint’s operating expenses for the quarter were $21.7 million, up approximately 25.5% year-over-year and 8% sequentially. The increase in expenses is a function of growth in sales and continued investment in the platform. Covisint’s contribution margin for the quarter was 9.2% compared to 7.1% during the same period last year and 2.4% last quarter.

Now, Mainframe produced total revenues of $92.5 million, down 10% year-over-year, but up 17% sequentially. Mainframe operating expenses for the quarter were $24.7 million, flat year-over-year, reflecting our continued efforts to keep costs down. Mainframe still generated a strong contribution margin for the quarter of 73%, down slightly from 76% during the same period last year and 74% during the prior quarter.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Now as Bob mentioned, we expected a pickup in Q4 from our newly released APM for Mainframe solution, PurePath for z/OS. The product became generally available on November 30 and we had a few important deals close. However, with the late Q3 release and holiday-shortened December, it was a short sales cycle runway in Q3. And based on our pipeline, we expect to see strong initial sales in Q4.

The Professional Service business unit produced total revenue of $33 million, down 7% year-over-year and essentially flat sequentially. Professional Services’ operating expenses for the quarter were $28 million, down 11% year-over-year, and again, essentially flat sequentially. Professional Services’ contribution margin for the quarter was 15% compared to 11% during the same period last year on lower revenues.

Now as we’ve said, Professional Services is continuing to fuel the year-over-year sun-setting effect associated with a couple very large strategic staffing deals. Notwithstanding, we are moving vigorously to pursue higher margin strategic solution consulting in the areas of mobile, machine-to-machine and legacy consulting around the Mainframe applications and data center environments. Our year-over-year Professional Service margin improvements is a result of this change.

In Q3, Changepoint’s business unit produced total revenues of $10.6 million, down 15% year-over-year, but up 5% sequentially. Changepoint software license fees for the quarter were $2.7 million, down 24% year-over-year, but up 30% sequentially. During the quarter, we continued to fight some headwinds from a sales staffing challenge that we’ve been working on since the beginning of the fiscal year. That said, in Q3, we were able to rectify the situation. Consequently, we expect sequential revenue acceleration to continue in Q4.

Changepoint’s operating expenses for the quarter were approximately $11 million, down approximately 6% year-over-year and up 2% sequentially. Changepoint’s contribution margin for the quarter was a negative 3%, compared to 6% during the same period last year and a negative 6% sequentially. Changepoint continues to gain a strong competitive foothold in the marketplace, having recently been named a leader in Gartner’s latest IT Portfolio Analysis Magic Quadrant.

Now the Uniface business unit produced Q3 total revenues of $12.7 million, up 13% year-over-year and 22% sequentially. Uniface’s operating expenses for the quarter were approximately $5 million, up 4% year-over-year. Uniface’s contribution margin remained strong. For the quarter, it was 59%, compared to 55% during the same period last year and 56% last quarter. With increasing revenues and margins, Q3 was a very good quarter for Uniface, which also released Uniface 9.6 during the period. Uniface 9.6 is a significant milestone, helping organizations modernize applications, enable the development of applications of engagement.

Overall, Q3 was a strong quarter, particularly in terms of APM and Covisint, both of which saw strong growth during the period. We will continue to execute on our strategy of growing the businesses while driving operational efficiencies and cost effectiveness across the company.

Laura?

Laura Lawson Fournier, Chief Financial Officer, Treasurer & Executive VP

Thanks, Joe. Overall, Q3 was a very positive quarter for Compuware. The solid results of our growth drivers clearly indicate that we are effectively executing on our strategic initiatives. For the quarter, operating cash flow was approximately $32.6 million and $49 million for the first nine months of fiscal 2013. We continue to expect operating cash flow for the year to be in the $150 million to $160 million range.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

In terms of debt, as of December 31 of this year, our long-term debt position stood at $70 million. The increase over the second quarter is due to our stock buyback efforts. As we go through the fourth quarter, traditionally our strongest cash quarter, we expect to pay our long-term debt down to approximately $25 million by year’s end, assuming the same level of stock buybacks.

With regard to the stock buyback, in Q3 we repurchased approximately 3.3 million shares for $30 million. That brings our year-to-date purchases through December 31 to 8.2 million shares for $76 million. Our 10b5 repurchase plan has been extended through May 31 and we will continue our discretionary purchases as market and business conditions dictate.

Our effective tax rate for Q3 was 36%, a reduction to our anticipated 38% with a favorable settlement of certain state tax audits. And with the reinstatement of the R&D tax credit, we anticipate our tax rate for Q4 to be around 34%.

Again, we are happy with the progress we made in Q3 and we will continue to maintain our focus on driving long-term shareholder value.

Bob?

Robert C. Paul, Chief Executive Officer & Director

Thanks, Laura. As you heard today, we’re making good progress in our transition to a high growth company with a strong competitive differentiation. Such a transformation is never easy, but absolutely necessary to make sure Compuware remains a competitive offering for our shareholders.

We enhanced our execution and our product offerings in high growth categories. The results of this transition will become increasingly evident in our upcoming fiscal quarters. While this quarter’s results were encouraging, we are intently focused on accelerating the pace to more aggressively drive both revenue growth and enhance efficiencies going forward to generate increased value for our shareholders.

I realize many of you have questions regarding the Elliott Management Corporation’s proposal. As we have said, our board is in the process of carefully reviewing their proposal. We will be meeting later this week and plan to respond very shortly. We will therefore not be addressing questions regarding Elliott’s proposal during the Q&A.

Thank you. And I’ll turn it back over to the operator.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
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QUESTION AND ANSWER SECTION

Operator:  Thank you. [Operator Instructions] We’ll go to Kirk Materne with Evercore Partners. Please go ahead.

<Q – Kirk Materne – Evercore Partners (Securities)>: Yeah. Thanks very much. I guess first on the APM side, can you guys just talk a little bit about Europe? And, was that just a snap-back, or do you think this is a region that now has sort of taken hold of some of the processes you guys have put in place in terms of lower ASPs and higher sales velocity? I guess I’m just trying to make sure this isn’t sort of a one quarter bounce-back. Do you feel like that business is heading in the right direction more broadly now?

<A – Bob Paul – Compuware Corp.>: Yeah. I will admit there was a little bit of buoyancy from Q2 deals that did not close that came over. But, for the most part, it is a very close attention to detail execution. Obviously we’ve made some changes over there on a number of fronts and we got those done in Q2 and as a result of that the Q3 performance is strong. But the reason I feel more comfortable in saying it wasn’t just a one-time bounce-back is because of the numbers that we’re seeing progress into Q4 with the pipelines and forecast activity. So, we think the issues are behind us and we expect a strong presence from EMEA in upcoming quarters.

<Q – Kirk Materne – Evercore Partners (Securities)>: Okay. And, Joe, you guys have talked about better efficiency. I guess – I realize there’s no silver bullet here, but can you just talk about some general areas where you all think you can get a little bit more efficiency. I realize there’s probably some natural leverage on the APM business, but, I guess, other parts of the business that you guys think can potentially be trimmed or just made more efficient?

<A – Joe Angileri – Compuware Corp.>: Yeah, Kirk. It’s Joe, yeah. Certainly in the business units we’re looking at – still continuing to look at sales productivity. We don’t think we’ve reached our peak there at all. On the Mainframe side that’s an area that we’re really focused on as well. So I think there’s clearly that continued effort. We’re looking at all the costs, what I’ll call kind of infrastructure costs around Covisint, making sure that the costs that we’re utilizing to support the platform are accurate and correct. And also looking at the labs as well and making sure that all the R&D we’re spending is appropriate with respect to the product development that we’ve got underway. So that being said, I think those are the key areas in the business units that we’re looking at and making sure that we’re really efficient and effective.

<Q – Kirk Materne – Evercore Partners (Securities)>: And just maybe one last one on the PurePath on the Mainframe side. I guess, do you guys have an opportunity to, I mean, outside of just upselling that into existing Compuware customers, you talked about some wins. I mean, can you actually extend that into some customers that aren’t already on existing Compuware Mainframe products? I’m just – I’m trying to get a sense of, does that help just stabilize the Mainframe business and maybe keep it a little bit more flattish than a little bit declining or can that potentially get Mainframe a little bit back to even growth especially given, I guess, next year given you have a pretty easy comp in the first couple of quarters?

<A – Bob Paul – Compuware Corp.>: Yeah, Kirk. There are a couple leverage points with the PurePath software. The first leverage point is obviously selling the value proposition itself leads to a lot of conversations around the other Mainframe products. With their existing companies – existing customers, it creates more opportunities around renewals and uptick in those renewals and just gives us a lot more leverage there. The other thing it provides for us is exposure to our APM platform, because it is, essentially the APM platform does leveraging for its dashboarding, et cetera, into the rest of the distributed environments. So where we might not have a presence, it gives us a leg into the distributed organization and actually showcase what is the potential of our APM capabilities.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

So, the importance that we’re putting on process related to sharing that information and maximizing the sales opportunity, whether it be more into the Mainframe environment and/or leveraging of the APM-distributed environment is absolutely critical. We are measuring our pipeline and activity very tightly. And, as you know, we’ve got a lot of excitement internally around this product, given where the pipeline has shot to since this November 30 release. We’ve obviously done a lot of work on our next fiscal year plan, which we’ll be talking more about later, but based upon the results that we start to see in Q4, will have an impact on how we guide in fiscal year 2014. And it’s going to have a significant effect on the trends that we’ve been seeing in Mainframe, lately.

<Q – Kirk Materne – Evercore Partners (Securities)>: Great, thanks. I’ll leave it there.

Operator:  Our next question is from Aaron Schwartz with Jefferies. Please go ahead.

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Hi. Good afternoon. I just had a question for Bob, a question on Mainframe, but on the maintenance side. Can you sort of walk through why the metrics are trending the way they are? Is there a, sort of, one outlier, is it more sort of pricing or capacity, or what is affecting sort of that drill-down on the maintenance side?

<A – Bob Paul – Compuware Corp.>: Yeah, there are quite a few trends. As you know, Aaron, we actually grew Mainframe revenues last year. It’s a very cyclical business for us. We expected a downturn this year because of our renewal opportunity. Renewal opportunities were lower, and that’s simply because our contracts are every three to five years, and so we go through these cycles. That does pick up again, a little bit next year, and then, obviously with the new product introductions, we’re looking forward to talking about the Mainframe business in much more detail in fiscal year 2014.

Other variables are, obviously there are some companies that are moving off the Mainframe platform, so that has an impact. The competitive environment really hasn’t changed. Except for pricing expectations around capacity, not a lot of incremental capacity hitting the floors as we use to see it for the last three to five years, or three to five years ago, and that’s had an obviously a dramatic impact on software license billings that would come into the organization. So, all those trends kind of work together. We think we can sustain the Mainframe business moving forward with some very exciting new product introductions, obviously starting with a PurePath for z/OS and we’re going to be expanding that environment to cover more environments on the Mainframe platform. And we know it’s a one-of-a-kind solution and so – and because of the leverage, it does give us [ph] another parts (27:33) to the organization, right? It’s important that we maximize that.

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Okay. That’s helpful. And then, maybe a question for Laura; I don’t know if you mentioned this. But, did you call out sort of a one-time expense on the G&A line? I know that jumped up quite a bit. And then, also could you just give us the update on sort of the purchase accounting expenses within the APM business? Thanks.

<A – Laura Fournier – Compuware Corp.>: Yeah, we did have a one-time expected charge for the – for Pete’s retirement contract. That contract includes a retirement provision as well as for consulting services going forward and GAAP requires us to record that when the contract is entered into. So, we did see a one-time hit there for about $4 million. And on the purchase accounting, I’m sorry, your question was how long does that go forward?

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Well, certainly the margin improvement there on the APM side was a big milestone. I’m just wondering sort of where you are, sort of, how long the [indiscernible] (28:32) is here.

<A – Laura Fournier – Compuware Corp.>: That was really due to efficiencies in the operating costs. Their amortization from purchase accounting actually extends out for quite a few years, and so these were real cost savings.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

<A – Bob Paul – Compuware Corp.>: Yeah. We’re not going to [ph] do anything (28:46).

<A – Laura Fournier – Compuware Corp.>: And top line growth, absolutely.

<A – Bob Paul – Compuware Corp.>: Yeah. We’re not going to see the purchase accounting drop off for probably another three years.

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Okay. Thank you.

Operator:  Thank you. Our next question is from the line of Derrick Wood with Susquehanna.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Thank you. Nice job on the quarter, clearly a strong rebound from the last several quarters. I guess a couple questions on the APM side. Could you just give us a little more color as to, how you saw things progress in the quarter? Was it fairly broad based in terms of the strength? Was it you think more execution driven or some loosening of budgets? And then maybe just kind of any particularly large deals that stuck out? Or was it pretty broad based?

<A – Bob Paul – Compuware Corp.>: Yeah, it was pretty broad-based, and it was broad based across all geographies. And more growth obviously in the enterprise license business. But I will tell you for the last, well now over a year, we’ve been working in conjunction with a – the strong leadership team that’s in place to really get down to a more disciplined operational controls, measurements and inspecting what we expect, obviously from the sales organization, from the product management organization, et cetera. And so, with these disciplines we’re starting to see an uptick across the board, not just in sales efficiencies. Our sales productivity has jumped tremendously year-over-year. And at the end of the day it’s about getting the best product in front of more clients. And it is – it’s a remarkable solution. And once we get a – now that we have a consistent message and platform from which to talk and are able to streamline a much shorter sales cycle with faster proof of concepts, much quicker time to value and implementations. These kinds of things – better execution along with better product quality and improved product capabilities, they kind of merge together to give us an advantage. So we’re – again, we’re not seeing any momentum decline moving into this quarter, and obviously, with some new product introductions that we’re expecting over the next six to nine months in particular, we think we’ll extend that lead.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Bob, when you say enterprise licenses, are you referring to ELA-type contracts?

<A – Bob Paul – Compuware Corp.>: No, no. I’m just talking about the enterprise software. So, I’m talking about the non – we had a greater growth in the dynaTrace and the DC RUM solutions, more so than we did on the subscription solutions.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Okay. Okay. Any – do you guys do ELA contracts? Is that a contract structure that you’ll do?

<A – Bob Paul – Compuware Corp.>: Sure, absolutely.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Yeah. Okay. And then, I don’t think I heard a revenue guidance number for the year. Are you guys not giving that out this quarter?

<A – Bob Paul – Compuware Corp.>: No, the only guidance we’ve given out right now is on the continued number on the EPS side.

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Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

<Q – Derrick Wood – Susquehanna Financial Group LLP>: And I guess on that $0.36, I think is the low end of your previous guidance and you had clearly a very strong Q3, are you just being conservative here by going to the lower end? Or any reason why you don’t feel more comfortable at the higher end?

<A – Bob Paul – Compuware Corp.>: Yeah, I think it’s prudent moving forward that we make sure that we are – we have opportunities to meet expectations with the Street, and hopefully beat them moving forward. Having said that, our Q4 numbers are – as you know in order to hit that goal, do go up. We’re seeing a lot of strength in our numbers across the board, but it still requires a lot of execution. So, I think we’re being appropriately realistic right now. There also may be some one-time – additional one-time expenses related to some of the other activities that we’re involved in as a business, which we’ll talk more about later on this week.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Okay, great. I’ll pass it on. Thanks.

<A – Bob Paul – Compuware Corp.>: Thanks.

Operator:  [Operator Instructions] We’ll next go to the line of Mike Latimore with Northland Capital Markets. Please go ahead.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Hi, guys. This is Ryan MacDonald on for Mike Latimore. First question I had is, how fast did Gomez bookings grow during the quarter?

<A – Bob Paul – Compuware Corp.>: The bookings, I don’t have that number available. We’ll have to get it back – we’ll have to get it to you.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Okay, got you. Then the next, how should we think about OpEx going into fourth quarter and then into the next fiscal year?

<A – Bob Paul – Compuware Corp.>: We’re not going to give guidance on the fiscal year yet. That will be coming quite shortly. I wouldn’t expect operating expenses to change that much at all. So, the run rate that you see is pretty predictable moving into Q4. Laura, I’m not sure if got any other...

<A – Laura Fournier – Compuware Corp.>: No, we should maintain our Q3 level. We do hit higher commission rates in Q4 as sales people get into their accelerators and – for yearend. So, I wouldn’t – I’m guessing Q3 levels are safe for Q4.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Okay. And then just, again, on the overall on the APM business. Just couple of things, one, do you expect to maintain the positive contribution margin going into next quarter. And then also are you expecting the sequential growth in that segment of the business in fourth quarter?

<A – Bob Paul – Compuware Corp.>: Yeah, without question. The positive contribution margin will continue and improve and as will the growth rates. So, we’re seeing a couple dynamics in the APM space. Number one is, obviously, we’re taking advantage of market share improvements from legacy providers and we’re also seeing a category that’s in fairly high growth compared to some of the other IT environments. So, you put those together, it makes for an exciting opportunity for us in the APM space, especially as we also expand our capabilities going forward.

<Q – Ryan MacDonald – Northland Securities, Inc.>: Great. Thank you very much.

<A – Bob Paul – Compuware Corp.>: Thank you.

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corrected transcript

Compuware Corp.	CPWR	Q3 2013 Earnings Call	Jan. 22, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Operator:  Ladies and gentlemen, we will now conclude the question-and-answer portion of today’s conference call. I’d like to turn the call back over to Lisa Elkin.

Lisa B. Elkin, VP-Marketing, Investor Relations & Communications

Thanks, Doug. At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware; and we hope you have a pleasant evening.

Operator:  And ladies and gentlemen, today’s conference call is being made available for replay starting today at 7:00 p.m. Eastern Time this evening. It will run for one week until Tuesday, January 29, 2013. You can access our service by dialing 1-800-475-6701 and entering the access code of the call today at 274653. International participants may dial in at 320-365-3844; again, that access code 274653. And that does conclude our conference call for today. Thank you for your participation. You may now disconnect.

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